UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

PETMED EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Commission file number: 000-28827

Florida	65-0680967
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification number)

420 South Congress Avenue, Delray Beach, FL 33445
(Address of principal executive offices)         (zip code)

Registrant's telephone number, including area code: (561) 526-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2021, PetMed Express, Inc. (the “Company”) and Menderes Akdag, the Company’s President and Chief Executive Officer, entered into a CEO Separation Agreement and General Release setting forth certain matters relating to the previously announced expiration of Mr. Akdag’s employment with the Company (the “Separation Agreement”). The Separation Agreement provides that Mr. Akdag’s employment with the Company, and service as an officer and director of the Company, will terminate as of July 30, 2021. The Separation Agreement also documents Mr. Akdag’s agreement that, during his remaining period of employment through July 30, 2021, he will continue to provide his fulltime and attention to the business affairs of the Company and cooperate with the Company’s Board of Directors on the transition to a new chief executive officer. The Separation Agreement provides that Mr. Akdag will be paid two lump-sum severance payments of $325,000 each, with the first such payment to be paid on August 10, 2021, and the second to be paid on December 31, 2021, subject to his compliance with the terms and conditions of his existing employment agreement which expires on July 30, 2021, and the Separation Agreement.

In exchange for the Company’s agreement to make the severance payments, Mr. Akdag granted the Company a full release of any and all claims that he may have against the Company and its affiliates and related parties. In addition, as a part of the Separation Agreement, the Company confirmed that the 37,800 restricted shares held by Mr. Akdag will vest on July 31, 2021, and that the Company would cover the tax withholding obligations in connection with such vesting as set forth in Mr. Akdag’s existing employment agreement. Under the Separation Agreement, Mr. Akdag agreed that he would continue to comply with his existing confidentiality, non-solicitation, and non-compete obligations, and he further agreed that until July 31, 2022, he would comply with certain “standstill” covenants relating to the Company.

The foregoing does not purport to be a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02 is contained in Item 1.01 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The exhibit set forth in the following Exhibit Index is being filed herewith:

EXHIBIT INDEX

Exhibit	Description
10.1	CEO Separation Agreement and General Release, dated June 11, 2021, between PetMed Express, Inc. and Menderes Akdag
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2021

PETMED EXPRESS, INC.

By: /s/ Bruce S. Rosenbloom
Name: Bruce S. Rosenbloom

Title: Chief Financial Officer